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                                                                       EXHIBIT 3


                    Irrevocable Proxy and Voting Agreement


     Bennett Restructuring Fund, L.P. ("Seller") is this date selling, free and clear of all liens, claims and voting restrictions, 213,498 shares (the "Purchased Shares") of common stock, $0.01 par value, of Envirodyne Industries, Inc. (the "Company") to Volk Enterprises, Inc. (the "Purchaser"). Seller will own beneficially an additional 360,015 shares of the Company following the sale to the Purchaser and certain others on or before May 16, 1997 (the "Unpurchased Shares").


                               IRREVOCABLE PROXY


     Seller hereby makes, constitutes and appoints the Purchaser or its designee with full power to appoint a nominee or nominees to act hereunder from time to time the true and lawful attorney and proxy of Seller to vote the Purchased Shares at all annual and special meetings of stockholders of the Company, and any postponements or adjournments thereof, and to take any action by written consent with the same force and effect as Seller might or could do, hereby ratifying and confirming all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof. This power and proxy is coupled with an interest and is irrevocable and shall remain irrevocable for a period of three years. Seller further agrees to take such further action (which may include a letter of direction to the broker holding the Purchased Shares in street name to vote the Purchased Shares as instructed by Purchaser) as shall be reasonably necessary to allow Purchaser to vote the Shares at any such meeting or by written consent.


                               VOTING AGREEMENT


     Seller further agrees that for a period of one year following the date of this instrument, it will vote one-half of the Unpurchased Shares of the Corporation not sold by it within such one-year period only as instructed by Purchaser, and that with respect to any such Unpurchased Shares sold or otherwise transferred by Seller within 90 days of the date hereof ("Transferred Shares"), Seller, unless such Transferred Shares have been voted on such matters after the date hereof and prior to such transfer, will require the buyer or transferee to agree for the remainder of such 90-day period to vote one-half of such Transferred Shares only as instructed by Purchaser with respect to the election of directors of the Corporation and on any issues relating to the Corporation's Shareholder Rights Plan.
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     IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed by its duly authorized representative this 15th day of May, 1997.


                                BENNETT RESTRUCTURING FUND, L.P.

                                By:  Restructuring Capital Associates, L.P.,
                                     its general partner

                                By:  Bennett Capital Corporation,
                                     its general partner

                                By:
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------

                                PURCHASER:

                                VOLK ENTERPRISES, INC.

                                By:
                                   -----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------

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